Exhibit T3F

BRP FINANCE ULC

Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Amended and Restated Indenture

Trust Indenture Act Section	Indenture Section

310(a)	13.2
(b)	13.4, 13.6
(c)	13.24
311(a)	13.24
(b)	N.A.
312	3.1
313	7.2, 7.3
314(a)(1)	7.3
(a)(2)	7.3
(a)(3)	7.3
(a)(4)	6.1(c)
(b)	N.A.
(c)(1)	13.13
(c)(2)	13.13
(c)(3)	13.14
(d)	N.A.
(e)	13.14
(f)	N.A.
315(a)	13.15
(b)	8.2
(c)	13.3(c)
(d)	13.3(d), 13.5( c), 13.18
(e)	8.7
316 (last sentence)	1.2(b)
(a)(1)(A)	8.1
(a)(1)(B)	8.4
(a)(2)	11.11
(b)	11.11
(c)	11.20
317(a)(1)	8.11
(a)(2)	8.5
(b)	6.8, 9.4
318(a)	1.9, 1.10
(b)	N.A.
(c)	1.9, 1.10